Exhibit 99.1

Regal Entertainment Group Reports Results for Fiscal

Second Quarter 2013 and Declares Quarterly Dividend

Knoxville, Tennessee — July 25, 2013 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal second quarter 2013 results.

Total revenues for the second quarter ended June 27, 2013 were $842.3 million compared to total revenues of $723.3 million for the second quarter ended June 28, 2012.  Net income attributable to controlling interest in the second quarter of 2013, which included a $19.4 million after-tax loss on extinguishment of debt, was $36.1 million compared to $37.2 million in the second quarter of 2012.  Diluted earnings per share was $0.23 for the second quarter of 2013 compared to $0.24 for the second quarter of 2012.  Adjusted diluted earnings per share(1) was $0.36 for the second quarter of 2013 compared to $0.25 for the second quarter of 2012.  Adjusted EBITDA(3) was $178.2 million for the second quarter of 2013 and $138.8 million for the second quarter of 2012.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.21 per Class A and Class B common share, payable on September 17, 2013, to stockholders of record on September 9, 2013.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“We are pleased to report that a healthy second quarter box office environment combined with the successful integration of our recent acquisitions enabled us to achieve all-time quarterly records in admissions revenue, total revenues and Adjusted EBITDA,” stated Amy Miles, CEO of Regal Entertainment Group. “We are also encouraged by the early third quarter box office results and remain optimistic about the prospects for the remainder of the year.”

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2013. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss second quarter 2013 results on July 25, 2013 at 4:30 p.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter conference call ID #405490.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) operates the largest and most geographically diverse theatre circuit in the United States, consisting of 7,343 screens in 577 theatres in 42 states along with Guam, Saipan, American Samoa and the District of Columbia as of June 27, 2013. The Company operates theatres in 46 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer

865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Two Quarters Ended 6/27/13 and 6/28/12

(in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 27, 2013	June 28, 2012	June 27, 2013	June 28, 2012
Revenues
Admissions	$571.0	$494.7	$1,007.6	$968.8
Concessions	227.7	192.6	399.5	372.6
Other operating revenues	43.6	36.0	78.0	66.8
Total revenues	842.3	723.3	1,485.1	1,408.2

Operating expenses
Film rental and advertising costs	309.9	265.3	525.8	502.1
Cost of concessions	31.5	26.0	55.4	49.7
Rent expense	104.6	95.3	204.2	189.4
Other operating expenses	205.4	184.0	389.0	360.8
General and administrative expenses (including share-based compensation of $2.5 and $2.3 for the quarters ended June 27, 2013 and June 28, 2012, respectively, and $4.8 and $4.6 for the two quarters ended June 27, 2013 and June 28, 2012, respectively)	19.6	16.8	37.6	32.6
Depreciation and amortization	51.0	45.7	98.2	92.6
Net loss on disposal and impairment of operating assets	3.2	2.5	0.6	2.5
Income from operations	117.1	87.7	174.3	178.5

Interest expense, net	36.6	34.5	71.5	70.5
Earnings recognized from NCM	(4.4)	(0.6)	(14.2)	(14.4)
Loss on extinguishment of debt	30.7	—	30.7	—
Other, net	(8.7)	(8.4)	(14.2)	(11.3)
Income before income taxes	62.9	62.2	100.5	133.7
Provision for income taxes	26.8	25.0	42.0	50.2
Net income	36.1	37.2	58.5	83.5
Noncontrolling interest, net of tax	—	—	0.1	—
Net income attributable to controlling interest	$36.1	$37.2	$58.6	$83.5

Diluted earnings per share	$0.23	$0.24	$0.38	$0.54
Adjusted diluted earnings per share(1)	$0.36	$0.25	$0.49	$0.55
Weighted average number of diluted shares outstanding(2)	155.6	154.8	155.6	154.8

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of June 27, 2013	As of December 27, 2012

Cash and cash equivalents	$291.1	$109.5
Total assets	2,608.4	2,209.5
Total debt	2,314.3	1,995.2
Total stockholders’ deficit of Regal Entertainment Group	(696.0)	(696.8)

Operating Data

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 27, 2013	June 28, 2012	June 27, 2013	June 28, 2012

Theatres at period end	577	519	577	519
Screens at period end	7,343	6,552	7,343	6,552
Average screens per theatre	12.7	12.6	12.7	12.6
Attendance (in thousands)	62,281	54,297	111,926	108,018
Average ticket price	$9.17	$9.11	$9.00	$8.97
Average concessions per patron	$3.66	$3.55	$3.57	$3.45

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 27, 2013	June 28, 2012	June 27, 2013	June 28, 2012

EBITDA	$150.5	$142.4	$270.3	$296.8
Interest expense, net	(36.6)	(34.5)	(71.5)	(70.5)
Provision for income taxes	(26.8)	(25.0)	(42.0)	(50.2)
Deferred income taxes	4.0	1.7	2.5	9.4
Changes in operating assets and liabilities	25.2	(12.0)	68.7	(0.3)
Loss on extinguishment of debt	30.7	—	30.7	—
Other items, net	(1.3)	(1.2)	(2.1)	3.7
Net cash provided by operating activities	$145.7	$71.4	$256.6	$188.9

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 27, 2013	June 28, 2012	June 27, 2013	June 28, 2012

EBITDA	$150.5	$142.4	$270.3	$296.8
Net loss on disposal and impairment of operating assets	3.2	2.5	0.6	2.5
Share-based compensation expense	2.5	2.3	4.8	4.6
Loss on extinguishment of debt	30.7	—	30.7	—
Noncontrolling interest, net of tax and other, net	(8.7)	(8.4)	(14.3)	(11.3)
Adjusted EBITDA(3)	$178.2	$138.8	$292.1	$292.6

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 27, 2013	June 28, 2012	June 27, 2013	June 28, 2012

Net cash provided by operating activities	$145.7	$71.4	$256.6	$188.9
Capital expenditures	(24.7)	(24.4)	(48.6)	(35.3)
Proceeds from asset sales	0.6	0.9	4.1	1.0
Free cash flow(3)	$121.6	$47.9	$212.1	$154.6

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Two Quarters Ended
	June 27, 2013	June 28, 2012	June 27, 2013	June 28, 2012

Net income attributable to controlling interest	$36.1	$37.2	$58.6	$83.5
Loss on extinguishment of debt, net of related tax effects	19.4	—	19.4	—
Gain on sale of available for sale securities, net of related tax effects	(1.6)	—	(1.6)	—
Net loss on disposal and impairment of operating assets, net of related tax effects	1.9	1.5	0.4	1.5
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, and net loss on disposal and impairment of operating assets, net of related tax effects	$55.8	$38.7	$76.8	$85.0

Weighted average number of diluted shares outstanding(2)	155.6	154.8	155.6	154.8
Adjusted diluted earnings per share(1)	$0.36	$0.25	$0.49	$0.55
Diluted earnings per share	$0.23	$0.24	$0.38	$0.54

(1)         We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, and net loss on disposal and impairment of operating assets, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and two quarters ended June 27, 2013 and June 28, 2012.

(3)         Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets, share-based compensation expense, loss on extinguishment of debt and noncontrolling interest, net of tax and other, net) was approximately $178.2 million for the quarter ended June 27, 2013.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2013.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.